UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

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LoCorr Investment Trust
(Name of Registrant As Specified In Its Charter)

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LOCORR LONG/SHORT EQUITY FUND
261 SCHOOL AVENUE, 4TH FLOOR
EXCELSIOR, MN 55331

________________________
INFORMATION STATEMENT

NOTICE OF APPOINTMENT OF NEW SUB-ADVISER

A Notice of Internet Availability of this Information Statement is being mailed on or about June 2, 2014 to shareholders of record as of May 23, 2014 (the “Record Date”).  The Information Statement is being provided to shareholders of the LoCorr Long/Short Equity Fund (the “Fund”), a series of LoCorr Investment Trust (the “Trust”), an Ohio business trust with principal offices located at 261 School Avenue, 4th Floor, Excelsior, MN  55331, in lieu of a proxy statement, pursuant to the terms of an exemptive order that the Fund, the Trust and the investment adviser to the Fund, LoCorr Fund Management, LLC (the “Adviser”), received from the U.S. Securities and Exchange Commission (“SEC”) effective as of September 11, 2012.  The exemptive order permits the Adviser, subject to approval of the Trust’s Board of Trustees (the “Board of Trustees” or the “Trustees”), to enter into or materially amend sub-advisory agreements without obtaining shareholder approval, provided that an Information Statement (or a Notice of Internet Availability of Information Statement) is sent to shareholders of the Fund.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF
THIS INFORMATION STATEMENT
This Information Statement is available at www.locorrfunds.com/literature.html.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The Fund will bear the expenses incurred with preparing and distributing this Information Statement.  One Notice of Internet Availability of this Information Statement may be delivered to shareholders sharing the same address unless the Fund has received contrary instructions from a shareholder.

YOU MAY OBTAIN A COPY OF THE FUND’S MOST RECENT ANNUAL OR SEMI-ANNUAL REPORT TO SHAREHOLDERS, FREE OF CHARGE, BY VISITING THE FUND’S WEBSITE AT WWW.LOCORRFUNDS.COM, BY WRITING TO THE FUND, C/O U.S. BANCORP FUND SERVICES, LLC, P.O. BOX 701, MILWAUKEE, WI 53201, OR BY CALLING (TOLL-FREE) 1-855-523-8637.

LOCORR LONG/SHORT EQUITY FUND
261 SCHOOL AVENUE, 4TH FLOOR
EXCELSIOR, MN 55331
________________________
INFORMATION STATEMENT

NOTICE OF APPOINTMENT OF NEW SUB-ADVISER

This Information Statement is being made available to shareholders of the LoCorr Long/Short Equity Fund (the “Fund”), a series of LoCorr Investment Trust (the “Trust”), an Ohio business trust with principal offices located at 261 School Avenue, 4th Floor, Excelsior, MN  55331, in lieu of a proxy statement, pursuant to the terms of an exemptive order that the Fund, the Trust and the investment adviser to the Fund, LoCorr Fund Management, LLC (the “Adviser”), received from the U.S. Securities and Exchange Commission (“SEC”) effective as of September 11, 2012.  The exemptive order permits the Adviser, subject to approval of the Trust’s Board of Trustees (the “Board of Trustees” or the “Trustees”), to enter into or materially amend sub-advisory agreements without obtaining shareholder approval, provided that an Information Statement (or a Notice of Internet Availability of Information Statement) is sent to shareholders of the Fund.

THE ADVISORY AGREEMENT

Advisory Agreement

Pursuant to a management agreement dated November 18, 2013, between the Trust, with respect to the Fund, and the Adviser, the Adviser serves as the investment adviser to the Fund (the “Management Agreement”).  The Management Agreement, with respect to the Fund was approved by a vote of the sole shareholder of the Fund on May 10, 2013.  Following an initial two-year period, the Management Agreement continues in effect from year to year only if such continuance is specifically approved at least annually by the Board of Trustees or by vote of a majority of the Fund’s outstanding voting securities, and by the vote of a majority of Trustees of the Trust who are not parties to the Management Agreement or “interested persons,” as that term is defined in the Investment Company Act of 1940, as revised (the “1940 Act”), of any such party, at a meeting called for the purpose of voting on the Management Agreement.  The Management Agreement is terminable without penalty (i) by the Trust, on behalf of the Fund, by the Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund, upon 60 days’ written notice to the Adviser; and (ii) by the Adviser upon 60 days’ written notice to the Fund.  The Management Agreement provides that it will automatically terminate in the event of its “assignment,” as defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

The Management Agreement provides that the Adviser, except by reason of willful misfeasance, bad faith, gross negligence in the performance of its duties, or reckless disregard of its obligations and duties under the Management Agreement, will not be subject to liability for, or damages, expenses or losses incurred by the Trust in connection with any error of judgment, mistake of law, any act or omission connected with or arising out of any services rendered under, or payment made pursuant to the Management Agreement, or any other matter to which the Management Agreement relates.

Pursuant to the Management Agreement, the Adviser is entitled to receive, on a monthly basis, an annual advisory fee of 2.45% of the Fund’s average daily net assets.  The Fund’s Adviser has contractually agreed to reduce its fees and/or absorb expenses of the Fund until at least April 30, 2015, to ensure that total annual Fund operating expenses after fee waiver and/or reimbursement (exclusive of any Rule 12b-1 distribution and/or servicing fees, taxes, interest, short selling expenses, brokerage commissions, expenses incurred in connection with any merger or reorganization, indirect expenses, swap fees and expenses, expenses of other investment companies in which the Fund may invest, or extraordinary expenses such as litigation and inclusive of organizational costs incurred prior to the commencement of operations) will not exceed 2.90% of the Fund’s daily average net assets attributable to each class, subject to possible recoupment from the Fund in future years on a rolling three year basis (within the three years after the fees have been waived or reimbursed) if such recoupment can be achieved within the foregoing expense limit.

Recoupment amounts may also include organizational expenses incurred prior to the commencement of operations subject to recoupment within three years of the date of such reimbursement.

For the fiscal period ended December 31, 2013, the Fund paid the following management fees to the Adviser:

Management Fees*
Accrued	Waived	Recouped	Total Paid
$192,301	$140,599	$0	$51,702

* For the period May 10, 2013 (the Fund’s commencement of operations) through December 31, 2013.

BOARD APPROVAL AND EVALUATION OF NEW SUB-ADVISORY AGREEMENT

At an in person meeting of the Board of Trustees held February 25, 2014 (the “Meeting”), the Board of Trustees approved Billings Capital Management, LLC (“BCM”) to serve as sub-adviser to the Fund.  At the Meeting, the Board of Trustees, including a majority of the Trustees who are not “interested persons” of the Trust within the meaning of the 1940 Act (the “Independent Trustees”), reviewed the various factors relevant to its consideration of a sub-advisory agreement between the Adviser and BCM on behalf of the Fund (the “Sub-Advisory Agreement”), as well as the Board of Trustees’ legal responsibilities related to such consideration.  After analysis and discussions of the factors identified below, the Board of Trustees, including a majority of the Independent Trustees, approved the Sub-Advisory Agreement for an initial two-year term.

Nature, Extent and Quality of Services Provided by BCM to the Fund:  The Trustees noted that BCM, as a sub-adviser, will provide research, security selection and trade execution for the its portion of the Fund’s portfolio as well as compliance services to assure its portion of assets are managed within the Fund’s investment restrictions.  Additionally, BCM will provide proxy voting pursuant to its Proxy Voting Policy that is designed to protect all interests of shareholders.  The Trustees further noted that BCM has been an investment manager since 2008, has a strong track record and approximately $62 million in assets under management, as of year-end.  Additionally, the Trustees discussed the size of BCM’s staff of nine, which included four investment professionals, two marketing/investor relations, two administrative and one compliance professional.  The Trustees also noted BCM uses an investment committee that reviews the research and analysis, using risk-return metrics to control and minimize losses to the Fund, when making investment decisions.  The Trustees also observed that BCM certified that it has adopted a code of ethics as required under Rule 17j-1.  The Trustees also noted that BCM reported no material compliance issues, had no regulatory, FINRA or SEC examinations or investigations or any material litigation or administrative action in the last 36 months; and that BCM carries an E&O/D&O policy.  The Board concluded that BCM is well-staffed and has experienced personnel and investment expertise and is expected to provide high quality services.

Investment Performance of BCM:  The Trustees reviewed the one-year, five-year and ten-year returns reported by BCM for its accounts noting that they were cumulative returns, not average annual returns, outperforming the S&P 500 Index in all periods reviewed, expect for a slight five-year underperformance.  The Trustees also noted that BCM has the capacity to manage billions of dollars and has committed a $200 million capacity for the Fund.  The Trustees concluded they expect Billings performance for the Fund to be satisfactory.

Costs of Services Provided and Profitability to be Realized and Extent of Economies of Scale to be Realized:  The Trustees reviewed the estimated cost of services to be provided and projected profits to be realized by BCM, noting that the BCM-proposed sub-advisory fee is based on an incremental fee schedule with break points and stated that the blended fee ratio on a projected $200 million in net assets was lower than the management fee of another of BCM-managed fund.  The Trustees noted that the sub-advisory fee would be paid to BCM by the Adviser not the Fund and BCM does not anticipate receiving any other benefits.  The Trustees observed that BCM’s estimated 33% net profit margin on the fees paid by the Adviser under the Sub-Advisory Agreement, is a reasonable profit for an entrepreneurial undertaking.

Conclusions:  The Board noted that the recommendation to hire BCM as an additional sub-adviser to the Fund was made by the Adviser in the ordinary course of its ongoing evaluation of its sub-advisers.  The Board considered that the Adviser’s recommendation to hire BCM to manage a portion of the Fund’s assets was based on an evaluation of the qualifications of BCM’s investment personnel, investment philosophy and performance results, among other factors, including the Adviser’s analysis that BCM’s investment style would serve to compliment and further diversify the assets of the Fund as secondary sub-adviser, and is therefore beneficial to shareholders of the Fund.  The Board concluded, based on a consideration of all the factors in their totality, that the Sub-Advisory Agreement, including the sub-advisory fees, was fair and reasonable. The Board, therefore, determined that the approval of the Sub-Advisory Agreement between the Adviser and BCM would be in the best interest of the Fund and its shareholders.

INFORMATION REGARDING THE SUB-ADVISORY AGREEMENT

The Sub-Advisory Agreement was approved by the Board of Trustees at the Meeting for an initial term of two years to commence on March 25, 2014.  Thereafter, continuance of the Sub-Advisory Agreement will require annual approval by the Board of Trustees or by the vote of a majority of the outstanding voting securities of the Fund, and by the vote of a majority of the Trustees who are not parties to the Sub-Advisory Agreement or interested persons of any such party.  The Sub-Advisory Agreement is terminable without penalty (i) by the Trust, on behalf of the Fund, by the Board of Trustees, by the Adviser or by the vote of a majority of the outstanding voting securities of the Fund, upon 60 days’ written notice to BCM, and (ii) by BCM upon 60 days’ written notice.  The Sub-Advisory Agreement provides that it will terminate automatically in the event of its “assignment” within the meaning of the 1940 Act, except as otherwise provided by applicable law or the exemptive order.

The Sub-Advisory Agreement provides that BCM, among other duties, will make all investment decisions for the portion of the Fund’s assets allocated to BCM as described in the Fund’s prospectus.  BCM, subject to the supervision of the Board of Trustees and the Adviser, will conduct an ongoing program of investment, evaluation, and, if appropriate, sale and reinvestment of the portion of the Fund’s assets allocated to BCM.  BCM also will perform certain other administrative and compliance-related functions in connection with the management of its allocated portion of the Fund’s assets.

The Sub-Advisory Agreement provides that the Adviser will compensate BCM at incremental rate based on the Fund’s average daily net asset, subject to a minimum annual fee and payable monthly.  The Adviser compensates BCM from the management fees that it receives from the Fund.  BCM generally will pay all expenses it incurs in connection with its activities under the Sub-Advisory Agreement, other than the costs of the Fund’s portfolio securities and other investments.

INFORMATION ABOUT BILLINGS CAPITAL MANAGEMENT, LLC

BCM is a Delaware limited liability company with principal offices located at 1001 Nineteenth Street North, Suite 1950, Arlington, VA, 22209, and is an SEC-registered investment adviser.  BCM serves as the investment manager for a number investment companies and other pooled investment vehicles.  As of February 28, 2014, it had approximately $62 million in assets under management.

The following table provides information on the principal executive officers and directors of BCM:

Name and Address*	Title and Principal Occupation
Andreas Saviolakis	Chief Compliance Officer, Director of Finance
Eric F. Billings	Managing Partner
Eric P. Billings	Managing Partner
Thomas P. Billings	Managing Partner
Scott P. Billings	Managing Partner
* The principal mailing address of each individual is that of BCM’s principal offices as stated above.

Portfolio Managers

Eric F. Billings joined BCM in January of 2009 as the Senior Managing Partner and member of the investment committee. Prior to joining BCM, Mr. Billings co-founded FBR Capital Markets Corporation (FBRC), a publicly-traded investment bank and brokerage firm. He served as co-Chairman and co-CEO with his two partners until their retirements in 2001 and 2005 at which point he became sole Chairman and CEO until his retirement in 2008. Over that time they built FBRC into one of the largest initial equity underwriters in the country, competing with brand name firms like Goldman Sachs, Morgan Stanley, JP Morgan, etc. Mr. Billings also founded Arlington Asset Investment Corporation (AI), a publicly-traded mortgage investment company, where he currently serves as Chairman and CEO.  In addition, Mr. Billings also founded and sole managed FBR Weston, LP, a long/short equity hedge fund from January of 1993 to September of 2005.

Eric P. Billings co-founded BCM with his partners in January of 2008. Prior to starting the firm in 2008, Mr. Billings worked in Institutional Brokerage at FBR Capital Markets Corporation (FBRC). Mr. Billings received a BA in Economics from Vanderbilt University and his MBA from Vanderbilt’s Owen Graduate School of Management.

Scott Billings co-founded BCM with his partners in January of 2008. Prior to starting the firm in 2008, Mr. Billings worked in Institutional Brokerage at FBR Capital Markets Corporation (FBRC). Mr. Billings received a BS in Finance and Economics from the Carroll School of Management at Boston College.

Tom Billings co-founded BCM with his partners in January of 2008.  Prior to starting the firm in 2008, Mr. Billings worked in Institutional Brokerage at FBR Capital Markets Corporation (FBRC). Mr. Billings received a BS in Finance and Economics from the Carroll School of Management at Boston College.

BROKERAGE COMMISSIONS

For the period from the Fund’s commencement of operations on May 10, 2013, through the period ended December 31, 2013, the Fund paid $168,322 in brokerage commissions.

For the same fiscal period, the Fund did not direct any brokerage transactions to a broker based on the research services provided.

ADDITIONAL INFORMATION ABOUT LOCORR LONG/SHORT EQUITY FUND

ADMINISTRATOR

U.S. Bancorp Fund Services, LLC, located at 615 East Michigan Street, Milwaukee, WI 53202, serves as the administrator of the Fund.

PRINCIPAL UNDERWRITER

Quasar Distributors, LLC, located at 615 East Michigan Street, Milwaukee, WI 53202, serves as distributor and principal underwriter for the Fund.

TRANSFER AGENT

U.S. Bancorp Fund Services, LLC, located at 615 East Michigan Street, Milwaukee, WI 53202, provides transfer agency services to the Fund.

CUSTODIAN

U.S. Bank, N.A., Custody Operations, located at 1555 North RiverCenter Drive, Suite 302, Milwaukee, WI  53212, provides custody services for the Fund.

FINANCIAL INFORMATION

The Fund’s most recent annual report and semi-annual report are available on request, without charge, by writing to the Fund, c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI  53201 or by calling 1-855-523-8637.

RECORD OF BENEFICIAL OWNERSHIP

A principal shareholder is any person who owns of record or beneficially 5% or more of the outstanding shares of the Fund.  A control person is one who owns beneficially or through controlled companies more than 25% of the voting securities of a company or acknowledges the existence of control.  Shareholders with a controlling interest could affect the outcome of voting or the direction of management of the Fund.  For each control person listed that is a company, the jurisdiction under the laws of which the company is organized (if applicable) and the company’s parent entity are listed.

As of May 23, 2014, the total shares outstanding of each Class of the Fund were:

Share Class	Shares Outstanding
Class A	2,364,500
Class C	1,339,221
Class I	1,470,174

In addition, as of May 23, 2014, the following shareholders were considered to be either a control person or principal shareholder of the Fund:

Long/Short Equity Fund – Class A
Name and Address	% Ownership	Parent Company	State of Jurisdiction	Type of Ownership
Pershing LLC P.O. Box 2052 Jersey City, NJ 07303-2052	14.41%	N/A	N/A	Record
NFS LLC FEBO FMT CO CUST IRA Rollover FBO Jane Y. Hoh 5144 NW Primino Ave. Portland, OR 97229-2693	14.35%	N/A	N/A	Record
American Enterprise Investment Services 707 2nd Avenue South Minneapolis, MN 55402-2405	13.48%	N/A	N/A	Record
LPL Financial FBO: Customer Accounts Attn: Mutual Fund Operations P.O. Box 509046 San Diego, CA 92150-9046	12.29%	N/A	N/A	Record
Stifel Nicolaus & Co. Inc. 501 North Broadway Saint Louis, MO 63102-2188	12.14%	N/A	N/A	Record
Oppenheimer & Co. Inc. FBO Douglas Vaaler IRA R/O PAS 2751 Joyceridge Drive Chesterfield, MO 63017-7119	6.62%	N/A	N/A	Record
Robert W. Baird & Co. Inc. 777 East Wisconsin Avenue Milwaukee, WI 53202	5.27%	N/A	N/A	Record

Long/Short Equity Fund – Class C
Name and Address	% Ownership	Parent Company	State of Jurisdiction	Type of Ownership
Charles Schwab & Co. Inc. Attn: Mutual Funds 211 Main Street San Francisco, CA 94105-1905	32.27%	The Charles Schwab Corporation	DE	Record
Stifel Nicolaus & Co. Inc. 501 North Broadway Saint Louis, MO 63102-2188	29.84%	Stifel Financial Corp	MO	Record

Long/Short Equity Fund – Class I
Name and Address	% Ownership	Parent Company	State of Jurisdiction	Type of Ownership
Robert W. Baird & Co. Inc. 777 East Wisconsin Avenue Milwaukee, WI 53202	15.87%	N/A	N/A	Record
NFS LLC FEBO FBO Jason A. Stuber 3605 Glenfield Ct. Louisville, KY 40241-2513	6.80%	N/A	N/A	Record
Stifel Nicolaus & Co. Inc. 501 North Broadway Saint Louis, MO 63102-2188	6.60%	N/A	N/A	Record
LPL Financial FBO: Customer Accounts Attn: Mutual Fund Operations P.O. Box 509046 San Diego, CA 92150-9046	5.61%	N/A	N/A	Record

As of May 23, 2014, the Board members and officers of the Trust beneficially owned the following amounts of the Fund’s shares, which was less than 1% of the outstanding shares of the Fund.

Name of Trustee	Dollar Range of Equity Securities in Long/Short Equity Fund	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Trustee in Family of Investment Companies
Jon C. Essen	$10,000 - $50,000	$10,000 - $50,000
Kevin M. Kinzie	$10,001 - $50,000	Over $100,000
Ronald A. Tschetter	none	Over $100,000
Mark Thompson	Over $100,000	Over $100,000
James W. Morton	none	$10,000 - $50,000

SHAREHOLDER PROPOSALS

The Fund is not required to hold regular meetings of shareholders each year. Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Fund in reasonable time prior to the solicitation of proxies for the meeting.

DELIVERY OF SHAREHOLDER DOCUMENTS

Only one copy of the Notice of Internet Availability of this Information Statement and other documents related to the Fund, such as annual reports, proxy materials, quarterly statements, etc., is being delivered to multiple shareholders sharing an address, unless the Trust has received contrary instructions from one or more shareholders.  Shareholders sharing an address who are currently receiving a single copy of such documents and who wish to receive a separate copy of such documents may make such request by writing to the Fund, c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI  53201 or by calling
1-855-523-8637.  Such copies will be delivered promptly upon request.  Shareholders sharing an address who are currently receiving multiple copies of such documents and who wish to receive delivery of a single copy of such documents may make such request by contacting the Fund at the same address or telephone number.